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                                                                    Exhibit 10.7


                         COMMON STOCK PURCHASE AGREEMENT

                                  by and among

                            PREMIER APPRAISALS, INC.,
                                J. DAVID GRISSOM,
                               WINDCREST PARTNERS,
                     CHRYSALIS VENTURES LIMITED PARTNERSHIP,
                           CASSELBERRY PARTNERS, L.P.,
                               J.G. FUNDING, LLC,
                           RICHLAND VENTURES II, L.P.,
           SOUTH ATLANTIC PRIVATE EQUITY FUND IV, LIMITED PARTNERSHIP,
       SOUTH ATLANTIC PRIVATE EQUITY FUND IV (Q.P.), LIMITED PARTNERSHIP,
                         MOORE GLOBAL INVESTMENTS, LTD.
                                       and
                     REMINGTON STRATEGIES INVESTMENTS, L.P.


                                  June 16, 1998


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                         COMMON STOCK PURCHASE AGREEMENT

                  THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 16th day of June, 1998, by and among (i) PREMIER APPRAISALS, INC., a Georgia corporation ("Company"), and (ii) CHRYSALIS VENTURES LIMITED PARTNERSHIP, a Kentucky limited partnership, CASSELBERRY PARTNERS, L.P., a Kentucky limited partnership, J.G. FUNDING, LLC, a Kentucky limited liability company, WINDCREST PARTNERS, a New York limited partnership, J. DAVID GRISSOM, an individual, RICHLAND VENTURES II, L.P., a Delaware limited partnership, REMINGTON INVESTMENTS STRATEGIES, L.P., a _______ limited partnership, MOORE GLOBAL INVESTMENTS, LTD., a __________ limited partnership, SOUTH ATLANTIC PRIVATE EQUITY FUND IV, LIMITED PARTNERSHIP, a Delaware limited partnership, and SOUTH ATLANTIC PRIVATE EQUITY FUND IV (Q.P.), LIMITED PARTNERSHIP, a Delaware limited partnership (each an "Investor" and collectively the "Investors").

                  WITNESSETH:

                  Company desires to sell and issue, and each Investor desires to purchase and acquire, the number of shares of Company's authorized but unissued common stock ("Common Stock") set forth opposite his or its name on
SCHEDULE 1 hereto, upon the terms and subject to the conditions contained herein.

                  NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained, and intending to be legally bound, Company and Investors agree as follows:

         1. SALE AND ISSUANCE OF COMMON STOCK.

                  a. Company shall adopt and file with the Secretary of State of the State of Georgia on or before the Closing (as defined below) Articles of Amendment to the Company's Articles of Incorporation in the form attached hereto as EXHIBIT A (the "Articles of Amendment").

                  b. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase from Company, and Company agrees to sell, issue and deliver to each Investor, severally and not jointly, the number of shares of Common Stock set forth opposite each Investor's name on SCHEDULE 1 attached hereto at a price of Four Dollars ($4.00) per share resulting in a total purchase price at the Closing of Eight Million Six Hundred Thousand Dollars ($8,600,000). Except as set out on SCHEDULE 1, Investors will pay the purchase price in immediately available funds at the Closing.

                  c. Subject to the terms and conditions of this Agreement, each Investor shall have the right and option (the "Option"), but not the obligation, at any time within six (6) months after the Closing, upon delivery of ten (10) days prior written notice to Company (the


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"Option Notice"), to purchase from Company, and Company agrees to sell, issue and deliver to such Investor, the number of shares of Common Stock of Company set forth opposite each Investor's name on SCHEDULE 2 attached hereto (the "Option Shares") at a price of Five Dollars and Fifty Cents ($5.50) per share (the "Option Purchase Price"). The Option may not be exercised for any amount less than the entire number of shares set forth on Schedule 2. Within ten (10) days of delivery of the Option Notice, such Investor shall deliver the Option Purchase Price to the Company in immediately available funds. Upon receipt of the entire Option Purchase Price, the Company shall deliver certificates representing the Option Shares to such Investor.

         2. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on June 15, 1998, at the offices of Wyatt, Tarrant & Combs, 2800 Citizens Plaza, Louisville, Kentucky, or at such other time, date, or place as shall be mutually agreed upon by the parties hereto in writing (the "Closing Date").

         3. CLOSING ITEMS.

                  a. At the Closing, Company shall deliver, or cause to be delivered, the following items:

                           i. the Articles of Incorporation and Bylaws of Company, and all amendments thereto, certified as to their due adoption and validity by the Secretary of Company;

                           ii. certificates representing the shares of Common Stock that each Investor is purchasing as set forth on SCHEDULE 1 hereto against payment of the purchase price therefor in immediately available funds;

                           iii. Waiver and Consent of certain shareholders of the Company with respect to preemptive rights, antidilution protection and other matters;

                           iv. Amended and Restated Registration Rights
         Agreement in the form attached hereto as EXHIBIT B duly executed by Company;

                           v. The Shareholders' Agreement in the form attached hereto as EXHIBIT C duly executed by Company;

                           vi. the Amended and Restated Stock Option Plan in the form attached hereto as EXHIBIT D duly executed by Company;

                           vii. resolutions of the Board of Directors of Company authorizing the execution, delivery and consummation of this Agreement, the issuance of the shares of Common Stock, and the other matters contemplated hereby, certified as to their due adoption and continued validity by the Secretary of Company;


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                           viii. resolutions of the shareholders of Company
         authorizing the Articles of Amendment and the Amended and Restated Stock Option Plan certified as to their due adoption and continued validity by the Secretary of the Company; and

                           ix. a certificate executed by the President of Company to the effect that each of Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

                  b. At the Closing, each Investor shall deliver, or cause to be delivered, severally and not jointly, the following items:

                           i. immediately available funds or other consideration equal to the purchase price of the shares of Common Stock set forth opposite such Investor's name on SCHEDULE 1 attached hereto;

                           ii. the Amended and Restated Registration Rights Agreement duly executed by Investor; and

                           iii. the Shareholders' Agreement duly executed by Investor.

         4. FURTHER ASSURANCES. Each party shall execute such additional documents and take such other actions as the other party or parties may reasonably request to consummate the transactions contemplated hereby and otherwise as may be necessary to effectively carry out the terms and provisions of this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF COMPANY. Except as set forth in the disclosure letter dated the date hereof delivered to each Investor (the "Disclosure Letter"), Company hereby represents and warrants to each Investor as follows:

                  a. CORPORATE STANDING. Company is a corporation duly organized, validly existing, and in good standing under the laws of Georgia. Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently proposed to be conducted, to execute, deliver and perform this Agreement and any other agreement to which Company is a party, the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"). Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects, or financial condition. Every jurisdiction where the Company is qualified as a foreign corporation to transact business is listed in Section 5.A of the Disclosure Letter. True and accurate copies of the articles of incorporation and bylaws of Company (and all amendments thereto) and minute book (containing the records of meetings and written consents of the stockholders, the board of directors and any committees of the board of directors) of Company have previously been delivered to counsel to Investors.

                  b. AUTHORIZATION. The execution and delivery of this Agreement and any


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Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Company. Each of this Agreement and any Ancillary Agreement have been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company enforceable against it in accordance with its terms.

                  c. CAPITALIZATION. As of the Closing Date, the authorized capital stock of Company shall consist of 12,920,000 shares, divided into: (i) 10,000,000 shares of Common Stock, par value $0.01 per share; (ii) 2,500,000 shares of preferred stock ("Preferred Stock") with such preferences, limitations and relative rights as may be determined by the Board of Directors pursuant to
Article IV(B) of the Articles; and (iii) 420,000 shares of Class A Convertible Preferred Stock ("Class A Preferred"). Immediately prior to the Closing, 100% of the outstanding shares of Common Stock of the Company are owned by the stockholders and in the amounts specified in Section 5.C of the Disclosure Letter and no shares of Preferred Stock or Class A Preferred are outstanding.

                  Except as set forth in Section 5.C of the Disclosure Letter, there are outstanding no subscriptions, options, warrants, calls, commitments or rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any character relating to shares of Company's capital stock or the Common Stock to be issued hereunder or any instruments that can be converted into shares of Company's capital stock or the Common Stock to be issued hereunder. None of the shares of Company's capital stock have been issued in violation of any preemptive right. All issuances, transfers or purchases of the capital stock of Company have been in compliance with all applicable agreements and all applicable laws, including federal and state securities laws, and all taxes thereon, if any, have been paid. No former or present holder of any of the shares of capital stock of Company has any legally cognizable claim against Company based on any issuance, sale, purchase, redemption or involvement in any transfer of any shares of capital stock by Company. There are no contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of capital stock of Company. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of Company may vote are issued or outstanding. Company is not a party to or subject to any agreement or understanding, and, to Company's best knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by any director of Company

                  d. VALIDLY ISSUED SHARES. The shares of Common Stock to be issued, sold and delivered in accordance with the terms of this Agreement for the consideration set out herein, will, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and nonassessable, free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws. The issuance of the Common Stock to Investors pursuant to this Agreement will comply with all applicable laws, including federal and state securities laws, and will not violate the preemptive rights of any person.

                  The outstanding shares of Company's Common Stock have been duly authorized


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and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the applicable federal and state securities laws or pursuant to valid exemptions therefrom.

                  e. NO CONFLICT. The execution and delivery of this Agreement and any Ancillary Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Company's Articles of Incorporation or Bylaws, or result in any Violation of any material lease, agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company, or Company's properties or assets.

                  f. CONTRACTS AND OTHER COMMITMENTS; COMPLIANCE. Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws or in any respect of any provision of any material contract or other items listed on the Disclosure Letter.

                  g. SUBSIDIARIES. Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. Company is not a participant in any joint venture, partnership or similar arrangement.

                  h. CONSENTS. No consent, approval, qualification, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other third party is required by or with respect to Company in connection with the execution and delivery of this Agreement, or the consummation by Company of the transactions contemplated hereby, which has not already been obtained, except for notices of sale required to be filed with the Securities and Exchange Commission, or such post closing filings as may be required under applicable state securities laws which will be timely filed within the applicable periods therefor.

                  i. FINANCIAL STATEMENTS. Company has delivered to Investors prior to the date hereof its audited financial statements for the years ended December 31, 1996 and December 31, 1997, and its unaudited financial statements (balance sheet and profit and loss statement) for the four (4) month period ended April 30, 1998 (the "Financial Statements"). The Financial Statements, including any footnotes thereto, were prepared in accordance with generally accepted accounting principles and fairly present the financial position and operating results of Company as of the dates and for the periods indicated therein. Since April 30, 1998, there has not been any material adverse change in the assets, liabilities, financial condition, results of operation or prospects of Company.

                  j. INDEBTEDNESS FOR BORROWED MONEY; NO UNDISCLOSED LIABILITIES. Except as and to the extent reflected and adequately reserved against in the Financial Statements, as of the


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Closing Date, Company has no direct or indirect indebtedness for borrowed money, indebtedness by way of lease-purchase arrangements, guarantees, undertakings, chattel mortgages or other security arrangements with any bank, financial institution or other third party and Company will not have any liability or obligation whatsoever, whether accrued, absolute, contingent or otherwise.

                  k. TITLE TO PROPERTY AND ASSETS; LEASES. Company owns no real property in fee simple. Company has good, valid and marketable title to all the personal and mixed, tangible and intangible properties and assets which it purports to own, free and clear of all liens, restrictions, claims, charges, security interests, easements or other encumbrances of any nature whatsoever, except for liens for current taxes not yet due and payable. With respect to the property and assets that it leases, Company is in compliance with such leases and, to Company's knowledge, holds a valid leasehold interest free and clear of any liens, claims and encumbrances. All properties and assets of Company are in the possession or control of Company, and no other person is entitled to possession of any such properties and assets. Company is not bound or committed to make any capital improvement or expenditure with respect to its owned or leased real or personal property.

                  l. LEGAL PROCEEDINGS. Except as set forth in the Disclosure Letter or which are not material to Company, there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to Company's knowledge, threatened against or affecting Company or against any asset, interest or right of Company or which questions the validity of the transactions contemplated by this Agreement and Company knows of no facts which may constitute a basis therefor.

                  m. ENVIRONMENTAL MATTERS. Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety (the "Environmental Laws"), and, to Company's knowledge, as of the date hereof no material expenditures are required to be made by Company in order to comply with any of the Environmental Laws.

                  n. LICENSES AND PERMITS; COMPLIANCE WITH LAWS. Except as set forth in Section 5.N of the Disclosure Letter, Company holds all franchises, permits, licenses, variances, exemptions, orders and approvals of all governmental entities which are material to the operation of Company's business and is in compliance with the terms thereof. Company has complied with and is not in any default under (and has not been charged with or received notice with respect to, nor is threatened with or under investigation with respect to, any charge concerning any violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failures to comply.

                  o. EMPLOYEE BENEFIT PLANS. Except as set forth in Section 5.O of the Disclosure Letter, Company has no employee benefit plans including any profit sharing, deferred


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compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Company (collectively "Benefit Plans"), or any employment, consulting, severance, termination or indemnification agreement, arrangement or understanding between Company and any officer, director or employee of Company. Company has delivered to Investors true, complete and correct copies of each Benefit Plan, or, in the case of any unwritten Benefit Plans, descriptions thereof. Each Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws.

                  p. LABOR RELATIONS.

                           i. Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and occupational safety and health;

                           ii. There is no unfair labor practice charge or complaint or any other matter against or involving Company pending or, to Company's knowledge, threatened before the National Labor Relations Board or any court of law;

                           iii. There is no labor strike, dispute, slowdown or stoppage actually pending or, to Company's knowledge, threatened against Company;

                           iv. Company is not a party to or bound by any collective bargaining agreement or any similar labor union arrangement;

                           v. There are no charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, color, religion, national origin, sexual preference, disability, handicap or veteran status) pending or, to Company's knowledge, threatened, before the Equal Employment Opportunity Commission or any federal, state or local agency or court against Company. There have been no governmental audits of the equal employment opportunity practices of Company and, to Company's knowledge, no basis for any such claim exists; and

                           vi. To Company's knowledge, Company is in compliance in all material respects with the requirements of the Americans With Disabilities Act.

                  q. INSURANCE. Section 5.Q of the Disclosure Letter sets forth a list of all insurance policies, including property, casualty, liability and other insurance maintained with respect to the assets and business of Company ("Company Insurance"). Company is not liable for any material retroactive premium adjustments with respect to any of its insurance policies or bonds. All such policies and bonds are legal, valid and enforceable and in full force and effect and Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy. Nor has the Company received any notice of premium increases or cancellations with respect to any of such policies and bonds. Company believes the amount and type of Company Insurance coverage is adequate for Company's business and is consistent with good business practice.

                  r. TAX MATTERS. Company has timely filed or caused to be filed all federal, state, foreign and local income, franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, employment and other tax returns, tax information returns and reports ("Tax Returns") required to be filed and all such Tax Returns were correct and complete in all respects. Company has paid, or made adequate provisions for the payment of, all taxes, duties or assessments of any nature whatsoever, interest payments, penalties and additions (whether or not reflected in the returns as filed) due and payable (and/or properly accruable for all periods ending on or before the date of this Agreement) to any city, county, state, foreign country, the United States or any other taxing authority. There are no security interests on any of the assets of Company that arise in connection with any failure (or alleged failure) to pay any tax. Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. No deficiencies for any taxes have been proposed, asserted or assessed against Company that are not adequately reserved for.

                  s. PATENTS AND TRADEMARKS. Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of the rights of, others. Except for agreements with its own employees or consultants and standard end-user license agreements, if any, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, and proprietary rights and processes of any other person or entity. Company has not received any communications alleging that Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights or processes of any other person or entity. Company is not aware that any of its employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Company or that would conflict with Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Company's business by the employees of Company, nor the conduct of Company's business as proposed, will, to Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by Company. Each independent contractor, employee and/or officer of Company who or which has contributed to the development of the Computer Software has executed proprietary information/confidentiality agreements.

                  t. RELATED-PARTY TRANSACTIONS. Except as set forth in the Disclosure Letter, no employee, officer, or director of Company, or member of his or her immediate family is indebted to Company, nor is Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Company is affiliated or with which Company has a business relationship, or any firm or corporation that competes with Company, except that employees, officers, or directors of Company, and members of their immediate families may own stock in publicly traded companies that may compete with Company. Except as set forth in Section 5.T of the Disclosure Letter, no employee, officer or director of Company, or, to Company's knowledge, any member of their immediate families is, directly or indirectly, interested in any material contract with Company. For purposes of this Agreement, Company shall be deemed to have knowledge of a fact, event, condition, matter or situation if any of Company's officers or directors are consciously aware of such fact, event, condition, matter or situation, as appropriate.

                  u. SOFTWARE PRODUCTS. Company has received no customer complaints concerning alleged defects in its computer appraisal software products, including, without limitation, Value Express (collectively, the "Computer Software") that, if true, would materially adversely affect the operations or financial condition of Company.

                  v. BROKERS' AND FINDERS' FEES. Company has not employed any broker, finder or financial advisor or incurred any liability for fees or commissions payable to any broker, finder or financial advisor in connection with the negotiations relating to or the transactions contemplated by this Agreement.

                  w. MATERIAL FACTS. Company has provided each Investor with all the information reasonably available to it that such Investor has requested for deciding whether to purchase the Common Stock. This Agreement and the documents or written statements furnished by Company to Investors in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         6. REPRESENTATIONS AND WARRANTIES OF INVESTORS. Each Investor hereby represents and warrants to Company, severally and not jointly, as of the date hereof, as follows:

                  a. BINDING AGREEMENT. This Agreement and any Ancillary Agreement, as applicable, have been duly executed and delivered by such Investor and each constitutes the legal, valid and binding obligation of such Investor enforceable against him in accordance with its terms.

                  b. INVESTMENT REPRESENTATIONS. Such Investor is acquiring the Common Stock solely for its or his own account as principal, for investment purposes only and not with a view to resale or distribution thereof in whole or in part, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities.

                  c. ACCREDITED INVESTOR; RESIDENCE. Such Investor is a resident of the state set forth under its or his name on SCHEDULE 1 attached hereto and is an "accredited investor" as such term is defined under Rule 501 of Regulation D promulgated pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

                  d. RECEIPT OF INFORMATION; RESTRICTED SECURITIES. Such Investor acknowledges that the Common Stock is not being and will not be registered under the Securities Act or the securities laws of any other jurisdiction in reliance on exemptions thereunder. The Common Stock has not been and will not be approved or disapproved by the Securities and Exchange Commission or any other governmental authority or agency of any jurisdiction. Such Investor represents that such Investor has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects, and financial condition of Company and to obtain additional information (to the extent Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. Investors' representations under this Section 6, however, shall not limit or modify the representations and warranties of Company in Section 5 of this Agreement or the right of Investors to rely thereon.

                  e. INVESTMENT EXPERIENCE. Such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage or development and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment, and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Common Stock.

                  f. LEGENDS. Each certificate or other document evidencing any of the Common Stock issued pursuant to this Agreement shall be endorsed with the legend set forth below:

     THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

     AN AGREEMENT DATED AS OF APRIL 24, 1995, AS AMENDED, HAS BEEN ENTERED INTO BY CERTAIN SHAREHOLDERS OF THE CORPORATION AND HAS BEEN DELIVERED TO THE SECRETARY TO

     BE KEPT ON FILE AT THE CORPORATION'S REGISTERED OFFICE. THAT AGREEMENT IMPOSES VARIOUS RESTRICTIONS UPON THE TRANSFER OF THE SHARES
     REPRESENTED BY THIS CERTIFICATE AND CREATES VARIOUS OPTIONS, RIGHTS AND INTERESTS WITH RESPECT TO THOSE SHARES.

         7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement by any party to this Agreement and any certificate or other instrument delivered by or on behalf of any party pursuant to this Agreement shall be continuous and shall survive the Closing and the issuance of all shares of Company's capital stock. Each party shall have the right to rely on each other party's representations and warranties made herein, notwithstanding any investigation conducted by such party.

         8. INDEMNIFICATION.

                  a. INDEMNIFICATION BY COMPANY. Company shall indemnify and reimburse each Investor for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees) (hereinafter "Loss" or "Losses") suffered or incurred by such Investor, any successors or assigns thereto (the "Protected Parties") as a result of, or with respect to:

                           i. Any breach or inaccuracy of any representation or warranty of Company set forth in Section 5;

                           ii. Any breach of or noncompliance by Company with any covenant or agreement of Company contained in this Agreement; and

                           iii. any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

                  b. INDEMNIFICATION BY INVESTORS. Each Investor shall, severally and not jointly, indemnify and reimburse Company for any and all claims, losses, liabilities, damages (including, without limitation, fines, penalties, and criminal or civil judgments and settlements), costs (including, without limitation, court costs) and expenses (including, without limitation, attorneys' and accountants' fees) (hereinafter "Loss" or "Losses") suffered or incurred by Company or any successors or assigns thereto as a result of, or with respect to:

                           i. Any breach or inaccuracy of any representation or warranty of such Investor set forth in Section 6;

                           ii. Any breach of or noncompliance by such Investors with any covenant or agreement of Investor contained in this Agreement; and

                           iii. any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

         9. COMPANY COVENANTS. Company hereby covenants and agrees as follows:

                  a. USE OF PROCEEDS. The proceeds from the sale of the Common Stock pursuant to this Agreement shall be used by Company (i) to purchase the capital stock of Kushner & Robertson, Inc. and (ii) for working capital.

                  b. FINANCIAL STATEMENTS. Subject to Section 9.c, Company shall furnish to the Investors:

                           i. an audited balance sheet and statements of income and cash flow within ninety (90) days after the end of each fiscal year, together with comparative figures for the last preceding fiscal year prepared by a firm of certified public accountants acceptable from time to time to a majority in interest of the Common Stock of Company;

                           ii. as soon as available, and in any event within thirty (30) days after the close of each calendar month, an unaudited balance sheet and statement of income and cash flows for such month, together with comparative figures for both the month just ended and the portion of the fiscal year then ended, and a written one or two page monthly summary of Company's operations. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (subject to audit and year-end adjustments) by the principal financial or accounting officer of the Company;

                           iii. as soon as available, and in any event within thirty (30) days before the close of each fiscal year, a business plan and projections for Company's next fiscal year; and

                           iv. such additional information with respect to Company's financial condition as may be reasonably requested by the Investors.

                  c. TERMINATION OF COVENANTS. The covenants set forth in
Section 9.b shall terminate and be of no further force or effect at such time as Company is required to file reports pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, provided Company delivers to the Investors copies of all such reports filed within five (5) days of their filing with the SEC.

         10. PUBLIC STATEMENTS. Neither Company nor Investors shall, without the prior written approval of the other parties hereto, make any press release or other public announcement concerning the transactions contemplated by this Agreement. Investors and Company may disclose information with respect to the transaction contemplated hereby to their respective employees, agents, consultants and third parties only to the extent such persons have a need to know such information.

         11. NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be mailed by first class, registered, or certified mail, postage prepaid, or sent via overnight courier service, or delivered personally:


         If to Investors, to:         J. David Grissom
                                      c/o Mayfair Capital
                                      Suite 2510
                                      400 West Market Street
                                      Louisville, KY  40202

                                      Chrysalis Ventures Limited Partnership
                                      1850 National City Tower
                                      101 South Fifth Street
                                      Louisville, KY  40202

                                      Casselberry Partners, L.P.
                                      c/o Douglas F. Cobb
                                      600 West Main Street
                                      Louisville, KY  40202

                                      J.G. Funding, LLC
                                      1850 National City Tower
                                      101 South Fifth Street
                                      Louisville, KY  40202

                                      Windcrest Partners
                                      49th Floor
                                      122 East 42nd Street
                                      New York, NY  10168-0130

                                      Richland Ventures II, L.P.
                                      3100 West End Avenue, Suite 400
                                      Nashville, TN  37203-1304

                                      South Atlantic Private Equity Fund IV
                                      Limited Partnership
                                      and
                                      South Atlantic Private Equity Fund IV
                                      (Q.P.), Limited Partnership
                                      c/o Don Burton
                                      614 W. Bay Street, Suite 200
                                      Tampa, FL  33606

                                      Moore Global Investments, Ltd.
                                      and
                                      Remington Investments Strategies, L.P.
                                      c/o Moore Capital Management, Inc.
                                      1251 Avenue of the Americas
                                      New York, NY  10020
                                      Attn:  Michael Heffernan

         If to Company to:            Premier Appraisals, Inc.
                                      Suite 1220
                                      12 Perimeter Center East
                                      Atlanta, GA  30346
                                      Attn:  Michael W. Mattox,
                                      President and CEO


or to such other address of which the addressee shall have notified the sender in writing. Notices mailed in accordance with this section shall be deemed given when mailed, and notices sent by overnight courier service shall be deemed given when placed in the hands of a representative of such service.

         12. PARTIES IN INTEREST; ASSIGNMENT. Except as otherwise provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties to this Agreement shall bind and inure to the benefit of their respective heirs, executors, successors, and assigns, whether so expressed or not. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement is not assignable and any purported assignment shall be null and void.

         13. CONSTRUCTION; GOVERNING LAW. The section headings contained in this Agreement are inserted as a matter of convenience and shall not affect in any way the construction of the terms of this Agreement. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Kentucky.

         14. ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement, including the Disclosure Letter and Exhibits hereto, constitutes and contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes any prior writing by the parties. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and each Investor (or its or his permitted assigns). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and Company.

         15. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions.

                   [Rest of page left intentionally blank]

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

         17. EXPENSES. Company agrees, upon consummation of the transactions contemplated by this Agreement, to pay all reasonable legal and out-of-pocket expenses incurred by J. David Grissom in connection with this Agreement and the transactions contemplated hereunder, including, without limitation, all fees of Wyatt, Tarrant & Combs, plus expenses.

         18. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any Ancillary Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

         19. RIGHTS OF INVESTORS. Each holder of Common Stock shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Common Stock, including without limitation the right to consent to the waiver of any obligation of Company under this Agreement and to enter into an agreement with Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of Common Stock with respect to exercising or refraining from exercising any such right or rights.

         20. EXCULPATION AMONG INVESTORS. Each Investor acknowledges that he is not relying upon any person, firm, or corporation, other than Company and its current officers and directors, in making its investment or decision to invest in Company. Each Investor agrees that no other Investor nor the respective agents of any other Investor shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Common Stock.

                  IN WITNESS WHEREOF, Company and Investors have caused this Agreement to be executed as of the day and year first written above.


                                    "COMPANY"

                                     PREMIER APPRAISALS, INC.

                                     By:_______________________________________
                                        Michael J. Mattox, President and
                                        Chief Executive Officer

                                   "INVESTORS"


                                   CHRYSALIS VENTURES LIMITED PARTNERSHIP

                                   By:  ______________________________________

                                   Title:______________________________________


                                   CASSELBERRY PARTNERS, L.P.

                                   By:_______________________________________

                                   Title:______________________________________


                                   J.G. FUNDING, LLC

                                   By:_______________________________________

                                   Title:______________________________________

                                   _______________________________________
                                   J. DAVID GRISSOM


                                   WINDCREST PARTNERS

                                   By:_______________________________________
                                   A General Partner


                                   RICHLAND VENTURES II, L.P.

                                   By:_______________________________________

                                   Its:_______________________________________

                                 SOUTH ATLANTIC PRIVATE EQUITY FUND IV,
                                 LIMITED PARTNERSHIP

                                 By:  South Atlantic Private Equity Partners,
                                      Limited Partnership, Its General Partner

                                 By:_______________________________________
                                 Its:  General Partner


                                 SOUTH ATLANTIC PRIVATE EQUITY FUND IV,
                                 (Q.P.), LIMITED PARTNERSHIP

                                 By:  South Atlantic Private Equity Partners,
                                      Limited Partnership, Its General Partner

                                 By:_______________________________________
                                 Its:  General Partner


                                 MOORE GLOBAL INVESTMENTS, LTD.

                                 By:_______________________________________
                                 _________________ of Moore Capital
                                 Management
                                 Its:  Trading Advisor


                                 REMINGTON INVESTMENTS STRATEGIES, L.P.

                                 By:_______________________________________
                                    _____________ of Moore Capital
                                    Advisors, LLC
                                 Its:  General Partner

                                   SCHEDULE 1

                        Investor's Investment at Closing

                                                              Number of Shares       Purchase
                  Investor                                    of Common Stock          Price
                  --------                                    ---------------          -----


J. David Grissom
c/o Mayfair Capital
Suite 2510
400 West Market Street
Louisville, KY  40202                                               250,000        $1,000,000(1)

Windcrest Partners
49th Floor
122 East 42nd Street
New York, NY  10168-0130                                            125,000        $  500,000

Richland Ventures II, L.P.
3100 West End Avenue
Suite 400
Nashville, TN  37203-1304                                           500,000        $2,000,000

South Atlantic Private Equity Fund IV
Limited Partnership
614 W. Bay Street, Suite 200
Tampa, FL  33606                                                    210,000        $  840,000

South Atlantic Private Equity Fund IV
(Q.P.), Limited Partnership
614 W. Bay Street, Suite 200
Tampa, FL  33606                                                    290,000        $1,160,000

Moore Global Investments, Ltd.
c/o Citco Fund Services (Bahamas), Ltd.
Bahamas Financial Center
Charlotte & Shirley Street
P.O. Box CB 13136
Nassau, Bahamas                                                     410,000        $1,640,000

Remington Investments Strategies, L.P.
1251 Avenue of the Americas
New York, NY  10020                                                  90,000        $  360,000



Casselberry Partners, L.P.
c/o Douglas F. Cobb
600 West Main Street
Louisville, KY  40202                                                   61,716        $246,864(2)

J.G. Funding, LLC
1850 National City Tower
101 South Fifth Street
Louisville, KY  40202                                                   56,787        $227,148(3)

Chrysalis Ventures Limited Partnership
1850 National City Tower
101 South Fifth Street
Louisville, KY  40202                                                  156,497        $625,988(4)

-------------------
(1) Payable $178,871.92 by the cancellation of that certain Promissory Note dated March 12, 1998 in favor of the Company with the remainder in cash.

(2) Payable $39,722.03 by the cancellation of that certain Promissory Note dated April 27, 1998 in favor of the Company with the remainder in cash.

(3) Payable $36,549.73 by the cancellation of that certain Promissory Note dated April 27, 1998 in favor of the Company with the remainder in cash.

(4) Payable $100,725.16 by the cancellation of that certain Promissory Note dated April 27, 1998 in favor of the Company with the remainder in cash.

                                   SCHEDULE 2

                         Investor's Post-Closing Option



                                                              Number of Shares
                  Investor                                    of Common Stock
                  --------                                    ---------------


J. David Grissom
c/o Mayfair Capital
Suite 2510
400 West Market Street
Louisville, KY  40202                                                     90,909

Windcrest Partners
49th Floor
122 East 42nd Street
New York, NY  10168-0130                                                  45,454

Richland Ventures II, L.P.
3100 West End Avenue
Suite 400
Nashville, TN  37203-1304                                                181,818

South Atlantic Private Equity Fund IV
Limited Partnership
614 W. Bay Street, Suite 200
Tampa, FL   33606                                                         76,363

South Atlantic Private Equity Fund IV
(Q.P.), Limited Partnership
614 W. Bay Street, Suite 200
Tampa, FL  33606                                                         105,454

Moore Global Investments, Ltd.
c/o Citco Fund Services (Bahamas), Ltd.
Bahamas Financial Center
Charlotte & Shirley Street
P.O. Box CB 13136
Nassau, Bahamas                                                          149,090

Remington Investments Strategies, L.P.
1251 Avenue of the Americas
New York, NY  10020                                                       32,727




Casselberry Partners, L.P.
c/o Douglas F. Cobb
600 West Main Street
Louisville, KY  40202                                                     22,442

J.G. Funding, LLC
1850 National City Tower
101 South Fifth Street
Louisville, KY  40202                                                     20,649

Chrysalis Ventures Limited Partnership
1850 National City Tower
101 South Fifth Street
Louisville, KY  40202                                                     56,908




                                TABLE OF CONTENTS

                                                                                                               PAGE

1.       Sale and Issuance of Common Stock........................................................................1

2.       Closing..................................................................................................2

3.       Closing Items............................................................................................2

4.       Further Assurances.......................................................................................3

5.       Representations and Warranties of Company................................................................3
         a.       Corporate Standing..............................................................................3
         b.       Authorization...................................................................................3
         c.       Capitalization..................................................................................4
         d.       Validly Issued Shares...........................................................................4
         e.       No Conflict.....................................................................................5
         f.       Contracts and Other Commitments; Compliance.....................................................5
         g.       Subsidiaries....................................................................................5
         h.       Consents........................................................................................5
         i.       Financial Statements............................................................................5
         j.       Indebtedness for Borrowed Money; No Undisclosed Liabilities.....................................5
         k.       Title to Property and Assets; Leases............................................................6
         l.       Legal Proceedings...............................................................................6
         m.       Environmental Matters...........................................................................6
         n.       Licenses and Permits; Compliance with Laws......................................................6
         o.       Employee Benefit Plans..........................................................................6
         p.       Labor Relations.................................................................................7
         q.       Insurance.......................................................................................7
         r.       Tax Matters.....................................................................................7
         s.       Patents and Trademarks..........................................................................8
         t.       Related-Party Transactions......................................................................8
         u.       Software Products...............................................................................9
         v.       Brokers' and Finders' Fees......................................................................9
         w.       Material Facts..................................................................................9

6.       Representations and Warranties of Investors..............................................................9
         a.       Binding Agreement...............................................................................9
         b.       Investment Representations......................................................................9
         c.       Accredited Investor; Residence..................................................................9
         d.       Receipt of Information; Restricted Securities...................................................9
         e.       Investment Experience..........................................................................10
         f.       Legends........................................................................................10




7.       Survival of Representations and Warranties..............................................................10

8.       Indemnification.........................................................................................10
         a.       Indemnification by Company.....................................................................10
         b.       Indemnification by Investors...................................................................11

9.       Company Covenants.......................................................................................11
         a.       Use of Proceeds................................................................................11
         b.       Financial Statements...........................................................................11
         c.       Termination of Covenants.......................................................................12

10.      Public Statements.......................................................................................12

11.      Notices.................................................................................................12

12.      Parties in Interest; Assignment.........................................................................14

13.      Construction; Governing Law.............................................................................14

14.      Entire Agreement; Amendment and Waiver..................................................................14

15.      Severability............................................................................................14

16.      Counterparts............................................................................................15

17.      Expenses................................................................................................15

18.      Attorneys' Fees.........................................................................................15

19.      Rights of Investors.....................................................................................15

20.      Exculpation Among Investors.............................................................................15


Exhibits and Schedules



Schedule 1         Investors' Investment at Closing

Schedule 2         Investors' Post Closing Option

Exhibit A          Articles of Amendment

Exhibit B          Second Amended and Restated Registration Rights Agreement

Exhibit C          Amended and Restated Shareholders' Agreement

Exhibit D          Amended and Restated 1997 Employee Stock Option Plan
